Exhibit 99.1

Coronado Biosciences Approved for Listing on NASDAQ

Burlington, MA – December 15, 2011 – Coronado Biosciences, Inc., (OTCBB: CNDO), a biopharmaceutical company focused on the development of novel immunotherapy agents for the treatment of autoimmune diseases and cancer, today announced that its common stock has been approved for listing on the NASDAQ Capital Market and is expected to begin trading on Monday, December 19, 2011 under the symbol CNDO. The Company’s common stock will continue to trade on the Over the Counter Bulletin Board until the market close on Friday, December 16, 2011.

“This milestone, completing the transition from a private company to a publicly traded company on a national exchange, underscores our commitment to executing on our business strategy,” stated Dr. Bobby W. Sandage, Jr., Coronado’s President and CEO. “Joining NASDAQ will help raise awareness of our company among the investment community, while increasing liquidity for our securities.”

“NASDAQ is pleased to welcome Coronado Biosciences to our family of listed companies,” said Bob McCooey, Senior Vice President, NASDAQ OMX Global Corporate Client Group. “We look forward to a successful and enduring partnership with Coronado Biosciences and its shareholders.”

About Coronado Biosciences

Coronado Biosciences is engaged in the development of novel immunotherapy biologic agents. The Company’s two principal pharmaceutical product candidates in clinical development are: CNDO-201, a biologic for the treatment of autoimmune diseases, such as Crohn’s disease, ulcerative colitis and multiple sclerosis; and CNDO-109, a biologic that activates natural killer (NK) cells, for the treatment of acute myeloid leukemia (AML) and solid tumors. For more information, please visit www.coronadobiosciences.com.

About NASDAQ OMX

The NASDAQ OMX Group, Inc. is the world’s largest exchange company. It delivers trading, exchange technology and public company services across six continents, with more than 3,500 listed companies. NASDAQ OMX offers multiple capital raising solutions to companies around the globe, including its U.S. listings market, NASDAQ OMX Nordic, NASDAQ OMX Baltic, NASDAQ OMX first North, and the U.S. 144A sector. The company offers trading across multiple asset classes including equities, derivatives, debt, commodities, structured products and exchange-traded funds. NASDAQ OMX technology supports the operations of over 70 exchanges, clearing organizations and central securities depositories in more than 50 countries. NASDAQ OMX Nordic and NASDAQ OMX Baltic are not legal entities but describe the common offering from NASDAQ OMX exchanges in Helsinki, Copenhagen, Stockholm, Iceland, Tallinn, Riga, and Vilnius. For more information about NASDAQ OMX, visit http://www.nasdaqomx.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include, but are not limited to, any statements relating to the Company’s product development programs and any other statements that are not historical facts. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from those currently anticipated risks relating to the results of research and development activities, uncertainties relating to preclinical and clinical testing, financing and strategic agreements and relationships, the early stage of products under development, our need for substantial additional funds, government regulation, patent and intellectual property matters; our dependence on third party suppliers and competition, as well as other risks described in our SEC filings. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

Contact Information:

Investor Relations

Noah D. Beerman, Executive Vice President & Chief Operating Officer

Coronado Biosciences, Inc.

781-238-6619; ir@coronadobio.com

Marcy Nanus, Vice President

The Trout Group, LLC.

646-378-2927; mnanus@troutgroup.com

Media Relations

Dennis S. Dobson Jr., CEO

Dobson Media Group

203-258-0159; dobsonpr@erols.com